UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

PRIMUS GUARANTY, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Primus Financial Products, LLC (“Primus Financial”), a subsidiary of Primus Guaranty, Ltd. (the “Registrant”), entered into an agreement settling all outstanding claims between Primus Financial and Lehman Brothers Special Financing Inc. (“LBSF”). At the time of the agreement, Primus Financial had approximately $1.1 billion of credit default swaps outstanding with LBSF, a counterparty which filed for bankruptcy in 2008. Five reference entities in this portfolio with a notional principal of $66 million had suffered credit events over the course of the last two years. Premiums unpaid by LBSF and owing to Primus Financial totaled approximately $16 million at the time of settlement. The mark-to-market value of the portfolio, together with the settlement prices of the credit default swaps which had suffered credit events, totaled approximately $54.4 million in favor of LBSF. The current portfolio also included exposure to three financial guaranty companies, including Ambac Financial Group, Inc. To terminate all credit swaps and settle all outstanding claims with LBSF, Primus Financial paid LBSF $17.5 million.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By: /S/ Vincent B. Tritto
Vincent B. Tritto
General Counsel
(Duly Authorized Officer)

Date: October 1, 2010

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